SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

July 14, 2006

INTEGRATED MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

33-119586	76-0600966
(Commission File Number)	(IRS Employer Identification Number)

Paul D. Hamm

President

Integrated Media Holdings, Inc.

10 Glenlake Parkway, Suite 130

Atlanta, GA 30328

(Address of principal executive offices)

(877)-721-9627

(Registrant’s telephone number, including area code)

Item 5. Other Events

On the 26th day of July, 2006 the United States Bankruptcy Court for the Middle District of Tennessee Nashville Division approved sale of the assets of WV Fiber LLC to Integrated Media Holdings, Inc. pursuant to 11 U.S.C. 363.

Summary of Purchase and Exchange Terms

Purchase Price	$1,662,500 cash and 4,055,448 shares of IMHI common stock
Founder Debt Satisfaction

As an additional part of the purchase price, IMHI SUB will satisfy the prepetition secured claim of HT Investments, LLC, including principal and non-default interest by the payment of cash of an amount not to exceed $850,000 (the “HT Payment”).

Further, IMHI SUB will satisfy all other prepetition secured claims, if any, that may be allowed to Wilhagen Ventures, Peter Marcum, Thomas Lunn, Fred Filsooth, Broadband Concepts and any spouses, insiders, affiliates, subsidiaries, successors or assigns of the foregoing (referred to as the “Founders” and their secured claims, if any, being referred to as “Founder Debt”) with consent of the holders of such claims or by final order of the Bankruptcy Court and in accordance with the Share Exchange Terms described herein below.

Shares Exchanged:

IMHI and owners of Founder Debt will agree to convert all amounts outstanding to 917,486 shares of Series A Preferred shares (the “Preferred Shares”), on a prorated basis, in exchange for payment of secured Founder Debt allowed by the Bankruptcy Court. (Each Preferred Share is convertible into 9.6 common shares.) The Preferred Shares shall be issued, pro rata, to any pre-petition secured claim that may be allowed by the Bankruptcy Court, but shall not be issued to any such claim evidencing Founder Debt as may not be allowed as secured. In the event that no Founder Debt is allowed as secured by a final order of the Bankruptcy Court, the Preferred Shares shall not be issued and the Company shall have no obligation to issue Preferred Shares to any person or entity.

Item 7. Financial Statements and Exhibits

Financial Statements

None

Exhibits

Exhibit A – Order Approving Sale

Exhibit B – Letter and Term Sheet

Exhibit C – Press Release from Integrated Media Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MEDIA HOLDINGS, INC.

Date: August 1, 2006

EXHIBIT A

ORDER APPROVING SALE

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE MIDDLE DISTRICT OF TENNESSEE

NASHVILLE DIVISION

IN RE:	)
	)	Case No. 305-04639
WV FIBER, LLC,	)	Chapter 11
	)	Judge Paine
Debtor.	)

ORDER APPROVING SALE TO INTEGRATED MEDIA

HOLDINGS, INC. PURSUANT TO 11 U.S.C. §363

This matter came to be heard (the "Sale Hearing") on July 18, 2006 upon the Agreed Order Designating Integrated Media Holdings, Inc. as Purchaser of Debtor’s Assets Subject to Court Approval (the "Agreed Order") and Continuing Hearings on Debtor’s Expedited Sale Motion Pursuant to 11 U.S.C. § 363 (the “Sale Motion”) and Expedited Motion to Dismiss Case or for Conversion of case to Chapter 7 (the “Motion to Dismiss”). Objections to the Sale Motion (collectively, the "Sale Objections") were filed by the following parties:

PrimeTrust Bank;

United States Trustee;

Dallas County, Texas;

L.C. Link Communications, Inc. and Dale R. F. Goodman, Trustee of WEBUSENET, Inc.;

New Network, LLC;

Sherkat Nafis Company, LLC; Filsoof Limited Partnership; and Coordinated Capital Credit Company (the "Filsoof Entities"); and

Integrated Media Holdings, Inc.

The following parties filed objections to the Motion to Dismiss (collectively, the "Dismissal Objections"):

United States Trustee;

Columbia Ventures Corporation;

Integrated Media Holdings, Inc.; and

the Debtor.

Based upon arguments of counsel, the Sale Motion, the Sale Objections, the Motion to Dismiss, the Dismissal Objections, and the entire record in this case, the Court FINDS and CONCLUDES as follows:

1.            The Sale Motion sought Court approval to sell substantially all of the Debtor's assets to Columbia Ventures Corporation ("CVC") as the "stalking horse bidder." Pursuant to the Sale Motion, CVC's offer was subject to higher and better offers.

2.           On June 30, 2006, Integrated Media Holdings, Inc. ("IMHI") timely filed at Docket No. 243 an objection to the sale and a competing bid to purchase substantially all of the Debtor's assets as defined in the term sheet (defined below) (the "Assets").

3.            Following negotiations between the Debtor, IMHI, CVC, the U.S. Trustee, the Official Committee of Unsecured Creditors (the "Committee"), and other interested parties, the Debtor, with the advice and consent of the U.S. Trustee and the Committee, accepted the offer from IMHI as outlined in the Agreed Order. The Debtor submitted to the Court at the Sale Hearing a revised term sheet (the “Term Sheet”) that had been negotiated by IMHI and the Debtor. A copy of the final Term Sheet is attached hereto. The Debtor shall sell the Assets to

IMHI on the terms set forth in the attached Term Sheet. Except as specifically stated herein to the contrary, if there is inconsistency between the Term Sheet and this Order, the Term Sheet shall govern. Notwithstanding this provision, IMHI acknowledges that Sherkat Nafis Company, LLC shall be entitled to the assignment of Series A Preferred Shares outlined in paragraph N below, subject to any legal disability or delay restricting Wilhagan Ventures, LLC's power to assign such shares.

4.            The Court has jurisdiction over the Sale Motion pursuant to 28 U.S.C. § 1334 and 157.

5.            The Sale Motion is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(N) and (O).

6.           Notice of the Sale Motion was sufficient and complied with all applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and the Local Rules of this Court.

7.            The Debtor has demonstrated that the sale of assets to IMHI pursuant to the terms outlined in the Term Sheet as modified by this Order, is a reasonable exercise of its business judgment and is in the best interest of the Debtor’s estate.

8.           Dallas County, Texas, New Network, LLC, Wilhagan Ventures LLC, and HT Investments LLC, (the “Secured Claimants”) assert liens or security interests in the assets being sold pursuant to the Sale Motion, and the Secured Claimants have consented to the sale of the assets to IMHI under the terms outlined in the Agreed Order, provided that the liens and security interests of the Secured Claimants attach to the proceeds of the sale. Accordingly, the requirement for a sale free and clear of interests under 11 U.S.C. § 363(f)(2) is satisfied. Furthermore, the price at which the Assets are being sold is greater than the aggregate value of all liens on the Assets. Accordingly, the requirement for a sale free and clear of interests under 11 U.S.C. § 363(f)(3) is satisfied.

9.            Sherkat Nafis Company, LLC, an assignee of Broadband Concepts, has asserted a secured claim against the Debtor in the amount of $2.4 million dollars. The Debtor has reviewed the claim of Sherkat Nafis Company, LLC, and has determined that the security interest asserted by Broadband Concepts was not properly perfected and is therefore subject to a bona fide dispute. Accordingly, the requirement for a sale free and clear of interests under 11 U.S.C. § 363(f)(4) is satisfied.

10.         Good cause exists for granting the Sale Motion as amended by the Agreed Order, the Term Sheet and this Order and affording the relief provided herein.

It is therefore ORDERED, ADJUDGED and DECREED as follows:

A.           The Sale Motion as amended by the Agreed Order, the Term Sheet and this Order shall be and hereby is granted;

B.           The Debtor is authorized to enter into the asset purchase agreement described in the Term Sheet and to sell the Assets to IMHI in accordance with the terms contained in the Term Sheet;

C.	The Sale Objections are hereby denied;

D.           The United States Trustee filed a motion to convert this case to Chapter 7 at Docket No. 232. Objections to such motion must filed by August 4, 2006 and the hearing on any objections shall be held on August 15, 2006 at 9:00 a.m. in Courtroom One, 701 Broadway, Nashville, Tennessee;

E.           Within twenty (20) days after the closing of the sale, the Debtor and IMHI shall file with the Court a joint motion to designate executory contracts and unexpired leases to be assumed and assigned to IMHI and to establish cure amounts.

F.           The portions of the claim of the Administrative Debtor-in-Possession Lender New Network, LLC, constituting principal of $500,000 and interest at the rate of 8% per annum from February 15, 2006, shall be paid to New Network, LLC at the closing of the sale. The portion of the claim of the Administrative Debtor-in-Possession Lender New Network, LLC constituting attorneys’ fees shall be paid immediately after the entry of a final, nonappealable order allowing New Network LLC’s attorneys’ fees. If an appeal is filed to an order of the Bankruptcy Court allowing New Network, LLC’s attorneys’ fees, the Debtor-in-Possession or any subsequent Chapter 7 trustee shall retain funds in escrow sufficient to pay the disputed attorneys’ fee claim of New Network, LLC until any appellate order is final. No other provision(s) in this Agreed Order setting forth a process for allowance or payment of claims shall apply to New Network, LLC. New Network, LLC's administrative priority claim is subordinated only to the fees of the United States Trustee and counsel for the Debtor-in-Possession. The fees of the United States Trustee shall be paid at closing. The fees of counsel for the Debtor-in-Possession that have been approved by the Court shall be paid at closing. The fees of the Debtor-in-Possession that have not yet been approved shall be paid upon entry of a final, nonappealable order allowing such costs and fees. Fees of the United States Trustee and counsel for the Debtor-in-Possession shall maintain superpriority status over all other administrative claims in this case until the Court orders otherwise.

G.           If, prior to closing, the Debtor and Dallas County, Texas have agreed upon the amount of Dallas County, Texas's claim, such claim shall be paid in full at closing. Otherwise,

such claim shall be addressed in the manner set forth in paragraph J. below, with the exception that the claim of Dallas County, Texas shall be fully paid within three (3) business days after entry of a final order allowing such claim. This paragraph G concerning treatment of Dallas County's claim shall control notwithstanding anything to the contrary in this Order or the Term Sheet.

H.           After closing, the balance of the cash proceeds (after payment of principal and interest to New Network, LLC, United States Trustee quarterly fees, approved compensation to Debtor's counsel, and payment of the secured claim of Dallas County, Texas if there is agreement on the amount) shall be deposited and held in the trust account of MGLAW, PLLC pending further Order of this Court.

I.            PrimeTrust Bank leases certain equipment to the Debtor. Ownership of such leased equipment shall remain with PrimeTrust Bank and the lease shall be addressed by the Debtor and IMHI in accordance with paragraph F. above.

J.            Within thirty (30) days after the closing of the sale, the Debtor shall file a motion to establish the amounts and secured status of claims, to establish a deadline for objections to secured claims and, absent such objections, for allowance of such claims. The sale of the Assets to IMHI shall be free and clear of all interests of entities other than the estate, including without limitation liens and security interests of any secured creditor, in accordance with 11 U.S.C. § 363(f).

K.           All liens shall attach to proceeds of the sale in the same order as such liens attached to the Assets prior to the sale, and the entire Purchase Price except, the HT Note defined below and the Preferred Stock (both of which shall be issued ten (10) days after entry of an

Order allowing pre-petition secured claims), shall be held in escrow after closing pending further Order of the Court as to distribution of the Purchase Price.

L.           This paragraph L concerning treatment of HT Investments, LLC's claim shall control notwithstanding anything to the contrary in the Term Sheet. As an additional part of the purchase price, IMHI SUB will satisfy the prepetition secured claim of HT Investments, LLC ("HT"), including principal and non-default interest by the payment of cash of an amount not to exceed $850,000 (the “HT Payment”). The HT Payment will be made no later than 90 days after the closing date. The HT Payment will be evidenced by a promissory note (the “HT Note”) from IMHI SUB and secured by a first priority lien on the Assets. The HT Note and lien documents reasonably acceptable to HT shall be delivered at closing to an independent, third party escrow agent acceptable to IMHI, HT and the Creditors’ Committee, which escrow agent shall hold the HT Note and all related lien documents in escrow pending a resolution of any objection to the HT claim. The only condition to releasing said escrow shall be entry by the Court of a final, nonappealable order either allowing or disallowing HT's claim as secured. In the event of allowance, the contents of the escrow shall be distributed to HT. In the event of disallowance, the contents of the escrow shall be returned to IMHI. IMHI, HT and the escrow agent shall enter a mutually acceptable escrow agreement to be delivered at closing. The escrow agreement and security documents shall be reasonably acceptable to IMHI in form and substance. Peter Marcum ("Marcum") and Rudy Ruark ("Ruark"), members of HT, have agreed, to the extent allowed by applicable law, to forego the receipt of their pro-rata portion of the HT Payment in exchange for their receipt of Series A Preferred Shares of IMHI based on the percentage of their respective ownership of HT. For purposes of allocating the number of Preferred shares to be received by Marcum and Ruark, the HT Payment will be valued at 917,486 Preferred Shares.

Thus, for example, if Ruark holds a 10% ownership interest in HT, he will forego payment of 10% of the HT Payment (an amount not to exceed $85,000), the indebtedness evidenced by the HT Note will be reduced by the same amount and Ruark shall be issued, at the time of issuance of the HT Note, 91,749 Preferred Shares.

M.          The prepetition secured claims with the exception of HT (which shall be satisfied exclusively as provided in paragraph L. above), if any, that may be allowed to Wilhagan Ventures, LLC ("Wilhagan"), Marcum, Thomas Lunn ("Lunn"), Fred Filsoof, Broadband Concepts and any spouses, insiders, affiliates, subsidiaries, successors or assigns of the foregoing shall be satisfied exclusively by issuance of 917,486 shares of Series A Preferred IMHI shares (the "Preferred Stock"), pro-rata, based on the amount of their secured claims as may be allowed by final order entered pursuant to paragraph J hereinabove; provided, however, that the Preferred Stock contemplated by this paragraph shall not be issued unless and until all such claims are allowed or disallowed as secured by this Court and, in the event that no such claims are allowed as secured, no Preferred Stock shall issue pursuant to this paragraph.

N.           In order to resolve the Objection of Sherkat Nafis Company, LLC ("Sherkat"); Filsoof Investments, L.P ("Filsoof"); and Coordinated Capital Credit Company ("Coordinated Capital"), the parties to this Agreed Order agree to the following terms:

1.

Wilhagan agrees to assign and transfer to Sherkat 137,623 Series A Preferred shares of the outstanding 917,486 Series A Preferred shares issued to Wilhagan, if any, simultaneously with the transfer to Wilhagan, Marcum, Lunn and HT.

2.	In addition to the assignment and transfer of 137,623 Series A Preferred shares described above, Sherkat, Filsoof, and Coordinated Capital shall also be entitled to the pro rata number of 4,055,448 shares of IMHI common stock issued to unsecured creditors based upon the amounts of its allowed unsecured claims.

3.	Filsoof, Sherkat, and Coordinated Capital hereby withdraw their Objection to the claims of HT, Wilhagan, Marcum and Lunn.
4.	Filsoof, Sherkat, and Coordinated Capital hereby withdraws its Motion to Dismiss or Convert.
5.	Sherkat Nafis Company, LLC asserts an unsecured claim in the amount of $2,500,100.00.
6.	Filsoof Investments LLC asserts an unsecured claim in the amount of $2,053,333.33.
7.	Coordinated Capital Credit Co. asserts an unsecured claim in the amount of $25,000.00.
8.

HT, Wilhagan, Marcum, Lunn, Ruark, James L. McElroy and any related entities and/or individuals shall not object to any of the above-described claims. Filsoof, Sherkat and Coordinated Capital shall not object to the claims of HT, Whilhagan, Marcum, Lunn or Ruark.

O.           IMHI is a “good faith” purchaser of the Assets, as that term is used in 11 U.S.C. § 363(m), and shall be entitled to the protections afforded to a purchaser of assets under that section of the Bankruptcy Code.

P.           This Order shall be effective immediately upon its entry and the Court orders that the ten day stay that would otherwise apply, pursuant to Federal Rule of Bankruptcy Procedure 6004(g) shall not apply.

THIS ORDER WAS SIGNED AND ENTERED ELECTRONICALLY

AS INDICATED AT THE TOP OF THE FIRST PAGE.

APPROVED FOR ENTRY:

Robert J. Gonzales (rjg@mglaw.net)

Robin Bicket White (rbw@mglaw.net)

Tara L. Kraemer (tlk@mglaw.net)

MGLAW PLLC

2525 West End Avenue, Suite 1475

Nashville, Tennessee 37203

615.846.8000

Fax: 615.846.9000

ATTORNEYS FOR DEBTOR

EXHIBIT B

LETTER AND TERM SHEET

July 14, 2006

Peter Marcum

WV Fiber LLC

315 Wilhagan Road

Nashville, TN 37217

This Letter and Term Sheet summarizes the principal terms for Integrated Media Holdings, Inc. (the “Company” or “IMHI”), a publicly traded Delaware company, and WV Fiber, LLC (“WVF”), a privately held Delaware limited liability company, to enter into definitive Senior Secured Debt Purchase Agreement, Share Exchange Agreement and Asset Purchase Agreement pursuant to the Expedited Motion for Entry of Order Pursuant to 11 U.S.C. § 363 Authorizing the Sale of Substantially All of the Debtor’s Assets Free and Clear of Liens, Claims, Interests and Encumbrances and Establishing Bidding Procedures for Same and for Authority to Assume and Assign Certain Leases and Contracts filed with the Bankruptcy Court on June 16, 2006 (the “Motion”). This Term Sheet shall be governed in all respects by the laws of the State of Delaware. As stated in the term sheet that follows, all conditions to closing will be deemed waived unless the Debtor fails to obtain the entry by the Bankruptcy Court of an order approving the sale of assets and establishing a mechanism for assumption and assignment of executory contracts and unexpired leases to IMHI.

IMHI (or subsidiary) wishes to enter into an Asset Purchase Agreement (the "Agreement") with WVF, a provider of network services, focusing on Internet Access, transport, Streaming/Content and MPLS communications solutions. Pursuant to the terms of the Agreement, which shall be governed by the material terms set forth in this Letter and Term Sheet, IMHI will agree to purchase substantially all of the assets of WVF (the “Assets”) out of Bankruptcy for $1,662,500 in cash, satisfaction of Founder Debt as defined herein (by conversion into IMHI equity and payment to HT Investments, LLC of the HT Payment as defined herein), and 4,055,448 shares of IMHI common stock. The assets include but shall not be limited to:

(i) all of WVF's inventory, now or hereafter owned or acquired by WVF wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of WVF for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, whole goods, spare parts or components, work in process or materials used or consumed or to be used or consumed in WVF's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies;

(ii) all right, title and interest of WVF's accounts receivable, other receivables, book debts and other forms of obligations, whether arising out of a sale, lease or other disposition of goods or other property, out of a rendering of services, or otherwise arising under any contract or agreement; rights in, to and under all purchase orders or receipts for goods or services; rights to any goods represented or purported to be represented by any of the foregoing (including unpaid

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seller's rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); and monies due or to become due to WVF under all purchase orders and contracts for the sale or lease of goods or the performance of services or both by WVF (but only to the extent IMHI or its designated subsidiary assumes and performs under such purchase orders and contracts), including the proceeds of the foregoing;

(iii) all of WVF's owned equipment, including all machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, telephone systems, tools and supplies (provided, however, IMHI will not acquire: any leased equipment unless IMHI designates the applicable lease pursuant to the Motion and such is assumed and assigned by order of the Bankruptcy Court);

(iv) all WVF's rights and interests in its general intangibles, including licenses, permits, patents, patent applications, copyrights, trademarks, trade names, trade secrets, WVF's rights in its telephone numbers, customer or supplier lists, product information and formulae and contracts, manuals, operating instructions, permits, franchises, the right to use WVF's name, and the goodwill of WVF's business (provided, however, IMHI will not acquire: any executory contracts unless IMHI designates the applicable executory contract pursuant to the Motion and such is assumed and assigned by order of the Bankruptcy Court); together with

(v) all substitutions and replacements for and products of any of the foregoing property;

(vi) in the case of all tangible property, together with all accessions, accessories, attachments, parts, equipment and repairs attached or affixed to or used in connection with any such goods, and all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and

(vii) all proceeds of any and all of the foregoing property.

The Assets do not include avoidance actions arising under 11 U.S.C. §§ 547-550.

To accomplish the contemplated purchase, WVF has filed the Motion and must obtain a final order granting authority to sell the assets to the Company and establishing a mechanism for assumption and assignment of certain executory contracts and unexpired leases to the Company under the terms of the Motion and Agreement.

The closing of this transaction is subject to the approval of the Bankruptcy Court and is expected to occur on an agreed-upon date (and, absent such agreement, no later than ten business days following entry of a final Sale Order by the Bankruptcy Court).

Term sheet to follow:

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ASSET PURCHASE TERMS

Purchaser	Integrated Media Holdings, Inc. (or IMHI SUB), as hereinafter defined
Seller	WV Fiber, LLC
Transaction	IMHI or IMHI SUB offers to purchase specified assets held by WV Fiber, including equipment, accounts receivable, contracts, intellectual properties, etc. as described generally above.
Subsidiary

IMHI will form a wholly-owned subsidiary to own and operate assets being purchased. The new company (“IMHI SUB”) will operate as an independent subsidiary and will be managed and operated by Key Employees and Secured Noteholders (exchanged for equity) as defined in the Share Exchange Terms described herein below.

Purchase Price

$1,662,500 cash and 4,055,448 shares of IMHI common stock

The cash shall be applied first to satisfy the secured and/or administrative debt held by or prior to the post-petition secured debt accruing under this Court's Order Granting Debtor Final Authority to Obtain Postpetition Credit (by subordination agreement or otherwise). Next, the remaining cash plus 4,055,448 shares of IMHI common stock shall be set aside for the payment of postpetition administrative claims as may be allowed by the Bankruptcy Court. Anything remaining from the cash and common stock portion of the purchase price will be available for claims of the unsecured creditors to be distributed in accordance with the priority scheme of the Bankruptcy Code.

Earnest money in the amount of $166,250.00, which is 10% of the cash purchase price, has been placed in escrow. The balance of the cash purchase price ($1,496,250.00) shall be available no later than July 17, 2006 and until closing, which shall be no later than 10 business days following the approval by the Bankruptcy Court by entry of the Order contemplated hereby, unless a later date is set by agreement of the parties.

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Founder Debt Satisfaction

As an additional part of the purchase price, IMHI SUB will satisfy the prepetition secured claim of HT Investments, LLC, including principal and non-default interest by the payment of cash of an amount not to exceed $850,000 (the “HT Payment”). The HT Payment will be made no later than 90 days after the closing date or the date that the HT Investments LLC’s claim is allowed as secured by Court order, whichever may have occurred later. The HT Payment will be evidenced by a promissory note (the “HT Note”) from IMHI SUB and secured by a first priority lien on the Assets. The HT Note will not be issued until the secured claim of HT Investments LLC is allowed by Court Order. Peter Marcum and Rudy Ruark, members of HT Investments, LLC, have agreed, to the extent allowed by applicable law, to forego the receipt of their pro-rata portion of the HT Payment in exchange for their receipt of Series A Preferred Shares of IMHI based on the percentage of their respective ownership of HT Investments, LLC. For purposes of allocating the number of Preferred shares to be received by Mr. Marcum and Mr. Ruark, the HT Payment will be valued at 917,486 Preferred Shares. Thus, for example, if Mr. Ruark holds a 10% ownership interest in HT Investments, LLC, he will forego payment of 10% of the HT Payment (an amount not to exceed $85,000), the indebtedness evidenced by the HT Note will be reduced by the same amount and Mr. Ruark shall be issued, at the time of issuance of the HT Note, 91,749 Preferred Shares, in addition to such other Preferred Shares as he may receive as the result of his interest in any Founder Debt, as hereinafter provided.

Further, IMHI SUB will satisfy all other prepetition secured claims, if any, that may be allowed to Wilhagen Ventures, Peter Marcum, Thomas Lunn, Fred Filsooth, Broadband Concepts and any spouses, insiders, affiliates, subsidiaries, successors or assigns of the foregoing (referred to as the "Founders" and their secured claims, if any, being referred to as "Founder Debt") with consent of the holders of such claims or by final order of the Bankruptcy Court and in accordance with the Share Exchange Terms described herein below.

SHARE EXCHANGE and OTHER TERMS

EXCHANGE TERMS
Shares Exchanged:

IMHI and owners of Founder Debt will agree to convert all amounts outstanding to 917,486 shares of Series A Preferred shares (the “Preferred Shares”), on a prorated basis, in exchange for payment of secured Founder Debt allowed by the Bankruptcy Court. (Each Preferred Share is convertible into 9.6 common shares.) The Preferred Shares shall be issued, pro rata, to any pre-petition secured claim that may be allowed by the Bankruptcy Court, but shall not be issued to any such claim evidencing Founder Debt as may not be allowed as secured. In the event that no Founder Debt is allowed as secured by a final order of the Bankruptcy Court, the Preferred Shares shall not be issued and the Company shall have no obligation to issue Preferred Shares to any person or entity.

Series A Preferred Share Terms and Conditions:	See Series A Preferred Certificate of Designation filed with State of Delaware

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Key Employees

The following key employees of WVF shall agree to remain in their current employment position with WVF until the closing of this transaction and, prior to the closing of this transaction, shall agree to sign 3-year employment agreements with IMHI SUB that are acceptable to employees, IMHI and individual party to such employment agreement, conditioned upon the closing of this transaction. Employees will be offered stock option and insurance benefits according to the policies of IMHI or IMHI SUB.

Key Employees are: Peter Marcum, Mark Wilson, Rick Ellers, Jim Sadowski, Brett Newman, Karen Bairaktaris, and Brad Bopp

REGISTRATION AND RESALE OF COMMON AND PREFERRED SHARES
Registration Rights:
Registrable Securities:	All shares of Common Stock issued and common stock issuable upon conversion of the Series A Preferred shares issued pursuant to this transaction will be deemed “Registrable Securities.”
Mandatory Registration:

IMHI will agree to file a registration on form S-3 or SB-2 for Registrable Securities on or before six months following the Closing Date. If the IMHI is not able to file a registration due to material adverse change to the company, then the company will agree to piggy-back registration rights as defined below. If registration is not filed or effective, but an exemption from registration is available to the holder, IMHI will agree to provide a legal opinion to the transfer agent supporting such an exemption.

Piggyback Registration:

The holders of Registrable Securities will be entitled to “piggyback” registration rights on all applicable registration statements of the Company unless otherwise agreed in writing by the holders of Registrable Securities.

Expenses:	The registration expenses (exclusive of stock transfer taxes, underwriting discounts and commissions) will be borne by IMHI.
Leak Out Agreement:

Investors shall agree in connection with this transaction, if requested by the managing underwriter, not to sell or transfer any shares of IMHI Common Stock (excluding shares acquired separate from this transaction) for a period of up to one year following the closing date except according to the following “leak out” schedule:

1.   25% of shares issued (or acquired by conversion of convertible shares issued under this agreement) may be sold after the date that is 6 months from the Closing Date.

2.   Shares defined in item 1 above plus an additional 25% of shares issued (or acquired by conversion of convertible shares issued under this agreement) may be sold after the date that is 9 months from the Closing Date.

3.   Shares defined in item 2 above plus any remaining balance of shares issued (or acquired by conversion of convertible shares issued under this agreement) may be sold after the date that is 1 year from the Closing Date.

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GENERAL TERMS AND CONDITIONS

Closing Date:

As soon as practicable following the Bankruptcy Court’s acceptance of this Offer and satisfaction of the Conditions to Closing (the “Closing”), but no later than 10 business days after the approval by the Bankruptcy Court unless otherwise by agreement of WVF and IMHI.

Conditions to Closing:

(1) Approval by the Bankruptcy Court and the entry of a final Order of the Bankruptcy Court not later than July 25, 2006, that authorizes the sale of the assets to the Company and establishes a mechanism for the assumption and assignment to the Company of key unexpired leases and executory contracts to be identified in a motion to be filed within twenty (20) days after the closing of this transaction.

(2) Closing to occur by agreement of the parties but, in the absence of such agreement, no event later than ten (10) days after entry of the Order.

(3) Consent of the Founders to the satisfaction of Founder Debt with Preferred Shares or entry of a final order directing the sale of assets and assumption and assignment of assets free and clear of interests securing the Founder Debt in exchange for Preferred Shares as contemplated hereby.

Counsel:

IMHI Counsel: Greenebaum, Doll & McDonald PLLC

Attention: David W. Houston, IV

700 Two American Center, 3102 West End Ave. Nashville, TN. 37203

TEL: (615) 760-7170

FAX: (615) 760-7370

WVF Counsel: MGLAW PLLC

Attention: Robert J. Gonzales

2525 West End Ave, Ste 1475

Nashville TN. 37203

TEL: (615) 846-8000

FAX: (615) 846-9000

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Matters Requiring Approval:

Until the Closing Date, IMHI or WVF will not, without first having the approval of the other party or causing a breach to this term sheet agreement, thus making it null and void if so chosen by the other party:

(i) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company; (ii) make any loan or advance to any person, including, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of a employee stock or option plan approved by the Board of Directors; (iii) guarantee, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business; (iv) make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years; (v) incur any aggregate indebtedness in excess of $25,000 that is not already included in a Board-approved budget, other than trade credit incurred in the ordinary course of business; (vi) enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such person except transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Directors;

(vii) hire, fire, or change the compensation of the executive officers, including approving any option plans; (viii) change the principal business of the Company, enter new lines of business, or exit the current line of business; or (ix) sell, transfer, license, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business.

Non-Disclosure and Developments Agreement:

Each Key Employee and WVF shareholder with access to IMHI (or subsidiaries) confidential information/trade secrets will enter into a non-disclosure agreement in a form reasonably acceptable to the IMHI board of directors.

Termination:	A breach of this agreement shall constitute grounds for immediate termination of this term sheet agreement.

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SIGNATURE PAGE TO TERM SHEET FOR SENIOR SECURED DEBT & ASSET PURCHASE

AND SHARE EXCHANGE

AGREED AND EXECUTED THIS 14TH DAY OF JULY, 2006.

Integrated Media Holdings, Inc. By: Title: President Date: August 1, 2006	WV Fiber, LLC By:_/s/ Peter Marcum__________ Name: Peter Marcum Title: CEO Date: August 1, 2006

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EXHIBIT C

PRESS RELEASE FROM INTEGRATED MEDIA HOLDING, INC.

INTEGRATED MEDIA HOLDINGS WINS BID FOR WV FIBER NETWORK

— Global Fiber Network Brings Established Contract Revenue to Company and Will Serve as Content Delivery Network —

Atlanta, Georgia (MARKETWIRE) – August 1, 2006-- Integrated Media Holdings, Inc. (I-Media) (news OTCBB: IMHI) announced today that it will acquire all of the assets and operations of WV Fiber LLC, a global fiber network service provider to more than 70 existing network customers, including leading cable, telecommunications and content delivery companies such as Charter Communications (Nasdaq: CHTR), Cincinnati Bell (NYSE: CBB), Akamai (Nasdaq: AKAM), VitalStream (Nasdaq: VSTH), and Knology (Nasdaq: KNOL) .

The acquisition of the WV Fiber network brings to IMHI approximately $4 million in current annual network contract revenues, adds $1.75 million in net assets to the IMHI balance sheet, and has an extensive pipeline of new network contracts. The sale clears the network and operations from bankruptcy as the assets and operations of WV Fiber are being sold to IMHI “free and clear” of interests from creditors. Under the terms of the purchase, preferred shares issued as a part of this agreement will not have any effect on fully-diluted amount of shares outstanding of IMHI. The network and operations will be held by a newly formed, wholly-owned subsidiary of Integrated Media and will become a key component of the I-Media Group and its multi-platform content delivery network. The closing of the acquisition is expected to occur on August 8, 2006.

“The infrastructure and operations of the WV Fiber network that we are acquiring, along with the products and services being rolled out by Endavo and our recently announced acquisition of Bidchaser, provide a major inflection point for our company,” said Paul Hamm, I-Media’s CEO. “The acquisition of the WV Fiber network will provide I-Media with an immediate and significant base of recurring and growing contract revenues for the first time — a major improvement to our financials – and the content delivery network infrastructure to support our broadband video and d-commerce initiatives.”

The WV Fiber network and operations will be used for continued Internet access, transport, Optical Carrier (OC) connectivity, colocation and peering. The network will also serve as the IP-based content delivery backbone network for broadband video platforms and IPTV services deployed by Endavo Media and Communications, another wholly-owned subsidiary of IMHI. WV Fiber currently has over 400 network peering relationships. With this in place, I-Media is poised to become a leading global IPTV and broadband TV player for content, network connectivity and transport. WV Fiber, Inc. will continue expanding its market reach as its extensive existing and growing connectivity simultaneously functions as the content delivery network for Endavo’s delivery of digital content and IP-based services to IPTV and broadband TV platforms and service providers around the globe.

WV Fiber has one of the most advanced national fiber-Optic networks in the United States and ranks in the top two percent of the world’s networks for connectivity. The OC-192/OC-48 global IP and transport network, which now includes 22 points of presence in 16 cities worldwide, delivers Internet solutions for enterprises, ISPs and carriers. The network also connects with over 400 other networks via peering agreements, encompassing the U.S., Canada, Latin America, Europe, the Middle East, Asia and the Far East.

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"We are pleased to be part of the IMHI acquisition, which ensures the continued success of WV Fiber, said Peter Marcum, chairman of WV Fiber. “Since it’s formation in 2003, we have become one of the leading backbone networks and I-Media will help us to expand our reach to new customers.”

“We are thrilled about the impact the acquisition of WV Fiber will have on I-Media and our shareholders,” Hamm added. “This acquisition greatly accelerates our business model in both the broadband video and d-commerce markets. We expect continued growth in WV Fiber’s network sales and immediate cost of operations decrease for our subsidiaries that rely upon content delivery networks.”

About WV Fiber

WV Fiber is a global IP and transport network that delivers IP VPN and Internet solutions for enterprises, ISP's and carriers. WV Fiber has one of the most advanced National Fiber-Optic networks in the United States and is in the top two percent of the world’s networks for connectivity. The current network connects with over 400 other networks via peering agreements, encompassing the U.S., Canada, Latin America, Europe, the Middle East, Asia and the Far East. The network’s facilities are located in 23 cities across the U.S. as well as in London, Amsterdam and Vancouver, to form a fully redundant, global fiber transport and IP network. For more information about WV Fiber, please visit www.wvfiber.com, call Mark Wilson at 404-606-7898 or email mwilson@wvfiber.com.

About Endavo

Endavo Media and Communications, Inc., a subsidiary of I-Media, provides digital audio/video content and service delivery solutions via Internet and managed broadband networks. Endavo operates integrated digital content distribution and management systems over a global network for distribution of entertainment and informative content, such as full length DVD-quality movies, through web-based community and Broadband TV portals to individual subscribers over PC, TV, and mobile devices. For more information about Endavo’s products and services, please visit www.endavomedia.com, call 877-721-9627 or email info@endavomedia.com.

About Integrated Media Holdings (I-Media)

Integrated Media Holdings, Inc., (I-Media) (OTBB: IMHI.OB) headquartered in Atlanta, Georgia, is a publicly traded holding company that acquires, invests in, builds and operates innovative digital communications and media technologies businesses. The I-Media Group develops, operates and integrates technologies and network infrastructure to form a digital commerce EcoSystem that supports multiple forms of distribution for entertainment, media, and communications services over broadband. For more information, please visit www.i-mediaholdings.com, call 678-222-3445 or email info@i-mediaholdings.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, technical development risks, seasonality and other risk factors detailed in the Company’s Securities and Exchange Commission filings.

Contact(s):

Investor Relations		Media Relations
MCC Financial Group, Inc.		Attention Group
Michael Morfit		Daryl Toor
Direct:	1-212-277-8137	(770) 777-9489
E-Mail:	ir@mccglobal.com	IMHI@attentiongroup.com

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